UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2025

SYNOPSYS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-19807	56-1546236
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

675 Almanor Ave.

Sunnyvale, California 94085

(Address of Principal Executive Offices) (Zip Code)

(650) 584-5000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (par value of $0.01 per share)	SNPS	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02	Unregistered Sales of Equity Securities.

On December 1, 2025, Synopsys, Inc. (“Synopsys”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with NVIDIA Corporation (“NVIDIA”). Pursuant to the Purchase Agreement, NVIDIA purchased 4,821,717 shares of Synopsys’ common stock, par value $0.01 per share (the “Shares”), at a price per share of $414.79, for an aggregate purchase price of $2 billion in cash. The Shares are being issued to NVIDIA in a private placement relying upon the exemption provided by Section 4(a)(2) of the Securities Act of 1933 as a transaction not involving a public offering.

Item 7.01	Regulation FD Disclosure.

The joint press release issued by Synopsys and NVIDIA, dated December 1, 2025, announcing, among other things, the private placement pursuant to the Purchase Agreement is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is furnished and shall not be treated as filed for purposes of the Securities Exchange Act of 1934, as amended.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Joint Press Release issued by Synopsys, Inc. and NVIDIA Corporation, dated December 1, 2025.

104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNOPSYS, INC.

Dated: December 1, 2025	By:	/s/ Janet Lee
	Name:	Janet Lee
	Title:	General Counsel and Corporate Secretary